Exhibit 99.1

Contact:	Dan Cravens 480/693-5729
FOR IMMEDIATE RELEASE
US AIRWAYS REPORTS FEBRUARY TRAFFIC RESULTS
TEMPE, Ariz. Mar. 3, 2010 — US Airways Group, Inc. (NYSE: LCC) today announced February and year-to-date 2010 traffic results. Mainline revenue passenger miles (RPMs) for the month were 3.9 billion, down 4.7 percent versus February 2009. Mainline capacity was 5.0 billion available seat miles (ASMs), down 5.3 percent versus February 2009. Passenger load factor for the month of February was 77.6 percent, up 0.4 points versus February 2009.
US Airways President Scott Kirby said, “Our February consolidated (mainline and Express) passenger revenue per available seat mile (PRASM) increased approximately eight percent versus the same period last year while total revenue per available seat mile increased approximately nine percent on a year-over-year basis. The revenue environment continues to show material signs of improvement with corporate booked revenue up more than 35 percent on a year-over-year basis.”
With more departures than any carrier on the East Coast, US Airways’ February operations were severely impacted by the extreme weather in that region. Due to the length and severity of the storms, flight operations were suspended for a total of six days at three of the hardest hit major airports (three days at Washington National, two days at Philadelphia, and one day at New York-LaGuardia).
These weather-related cancellations drove a completion factor for February of 92.9 percent. The corresponding cancellation rate of 7.1 percent is the highest since the merger of US Airways and America West in 2005, exceeding the previous high by 3.3 points, or 87.9 percent. US Airways’ preliminary on-time performance as reported to the U.S. Department of Transportation (DOT) was 75.3 percent. The Company estimates weather related cancellations reduced February’s revenue by approximately $30 million. In addition, due to its storm-related reduction in ASMs, the Company estimates a benefit to PRASM of approximately one-half of one percentage point.

The following summarizes US Airways Group’s traffic results for the month and year-to-date ended February 28, 2010 and 2009, consisting of mainline operated flights as well as US Airways Express flights operated by wholly owned subsidiaries PSA Airlines and Piedmont Airlines.

US Airways Mainline
FEBRUARY

	2010	2009	% Change

Mainline Revenue Passenger Miles (000)
Domestic	3,020,588	3,232,490	(6.6)
Atlantic	375,812	378,812	(0.8)
Latin	456,528	432,087	5.7

Total Mainline Revenue Passenger Miles	3,852,928	4,043,389	(4.7)

Mainline Available Seat Miles (000)
Domestic	3,735,066	4,039,918	(7.5)
Atlantic	623,079	631,481	(1.3)
Latin	603,879	566,933	6.5

Total Mainline Available Seat Miles	4,962,024	5,238,332	(5.3)

Mainline Load Factor (%)
Domestic	80.9	80.0	0.9	pts
Atlantic	60.3	60.0	0.3	pts
Latin	75.6	76.2	(0.6)	pts

Total Mainline Load Factor	77.6	77.2	0.4	pts

Mainline Enplanements
Domestic	3,190,467	3,403,824	(6.3)
Atlantic	91,473	98,112	(6.8)
Latin	327,962	341,099	(3.9)

Total Mainline Enplanements	3,609,902	3,843,035	(6.1)
YEAR TO DATE

	2010	2009	% Change

Mainline Revenue Passenger Miles (000)
Domestic	6,353,625	6,710,358	(5.3)
Atlantic	862,510	834,784	3.3
Latin	929,848	850,291	9.4

Total Mainline Revenue Passenger Miles	8,145,983	8,395,433	(3.0)

Mainline Available Seat Miles (000)
Domestic	8,060,480	8,503,245	(5.2)
Atlantic	1,368,716	1,343,626	1.9
Latin	1,252,312	1,135,360	10.3

Total Mainline Available Seat Miles	10,681,508	10,982,231	(2.7)

Mainline Load Factor (%)
Domestic	78.8	78.9	(0.1)	pts
Atlantic	63.0	62.1	0.9	pts
Latin	74.3	74.9	(0.6)	pts

Total Mainline Load Factor	76.3	76.4	(0.1)	pts

Mainline Enplanements
Domestic	6,617,578	7,003,531	(5.5)
Atlantic	211,685	216,113	(2.0)
Latin	664,395	671,681	(1.1)

Total Mainline Enplanements	7,493,658	7,891,325	(5.0)
Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.

2)	Latin numbers include the Caribbean.

US Airways Express (Piedmont Airlines, PSA Airlines)
FEBRUARY

	2010	2009	% Change

Express Revenue Passenger Miles (000)
Domestic	137,840	148,355	(7.1)

Express Available Seat Miles (000)
Domestic	209,951	241,407	(13.0)

Express Load Factor (%)
Domestic	65.7	61.5	4.2	pts

Express Enplanements
Domestic	499,594	554,389	(9.9)
YEAR TO DATE

	2010	2009	% Change

Express Revenue Passenger Miles (000)
Domestic	282,834	294,786	(4.1)

Express Available Seat Miles (000)
Domestic	454,081	497,446	(8.7)

Express Load Factor (%)
Domestic	62.3	59.3	3.0	pts

Express Enplanements
Domestic	1,034,906	1,101,886	(6.1)
Notes:

1)	Canada is included in domestic results.

Consolidated US Airways Group, Inc.
FEBRUARY

	2010	2009	% Change

Consolidated Revenue Passenger Miles (000)
Domestic	3,158,428	3,380,845	(6.6)
Atlantic	375,812	378,812	(0.8)
Latin	456,528	432,087	5.7

Total Consolidated Revenue Passenger Miles	3,990,768	4,191,744	(4.8)

Consolidated Available Seat Miles (000)
Domestic	3,945,017	4,281,325	(7.9)
Atlantic	623,079	631,481	(1.3)
Latin	603,879	566,933	6.5

Total Consolidated Available Seat Miles	5,171,975	5,479,739	(5.6)

Consolidated Load Factor (%)
Domestic	80.1	79.0	1.1	pts
Atlantic	60.3	60.0	0.3	pts
Latin	75.6	76.2	(0.6)	pts

Total Consolidated Load Factor	77.2	76.5	0.7	pts

Consolidated Enplanements
Domestic	3,690,061	3,958,213	(6.8)
Atlantic	91,473	98,112	(6.8)
Latin	327,962	341,099	(3.9)

Total Consolidated Enplanements	4,109,496	4,397,424	(6.5)
YEAR TO DATE

	2010	2009	% Change

Consolidated Revenue Passenger Miles (000)
Domestic	6,636,459	7,005,144	(5.3)
Atlantic	862,510	834,784	3.3
Latin	929,848	850,291	9.4

Total Consolidated Revenue Passenger Miles	8,428,817	8,690,219	(3.0)

Consolidated Available Seat Miles (000)
Domestic	8,514,561	9,000,691	(5.4)
Atlantic	1,368,716	1,343,626	1.9
Latin	1,252,312	1,135,360	10.3

Total Consolidated Available Seat Miles	11,135,589	11,479,677	(3.0)

Consolidated Load Factor (%)
Domestic	77.9	77.8	0.1	pts
Atlantic	63.0	62.1	0.9	pts
Latin	74.3	74.9	(0.6)	pts

Total Consolidated Load Factor	75.7	75.7	—	pts

Consolidated Enplanements
Domestic	7,652,484	8,105,417	(5.6)
Atlantic	211,685	216,113	(2.0)
Latin	664,395	671,681	(1.1)

Total Consolidated Enplanements	8,528,564	8,993,211	(5.2)
Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.

2)	Latin numbers include the Caribbean.

US Airways is also providing a brief update on notable company accomplishments during the month of February:
•
Launched year-round service from Charlotte, N.C. to Melbourne, Fla.; offering Melbourne customers the ability to connect to more than 125 domestic and international destinations through the airline’s largest hub. All three daily flights will be operated by wholly owned US Airways Express carrier PSA Airlines, utilizing 70-seat Bombardier CRJ700 regional jets.

•
Announced a new bilateral codeshare agreement with Brussels Airlines. This agreement, subject to both U.S. DOT and Belgium government approval, will provide a convenient, single-source booking, ticketing and baggage connection option for more than 20 new destinations in Europe and Africa, including points in Gambia, Senegal, Cameroon and Kenya. Customers may purchase tickets starting April 3 for flights April 7 and beyond at www.usairways.com or by calling 1-800-428-4322.

About US Airways
US Airways, along with US Airways Shuttle and US Airways Express, operates more than 3,000 flights per day and serves more than 190 communities in the U.S., Canada, Mexico, Europe, the Middle East, the Caribbean, Central and South America. The airline employs more than 31,000 aviation professionals worldwide and is a member of the Star Alliance network, which offers its customers more than 19,700 daily flights to 1,077 airports in 175 countries. Together with its US Airways Express partners, the airline serves approximately 80 million passengers each year and operates hubs in Charlotte, N.C., Philadelphia and Phoenix, and a focus city at Ronald Reagan Washington National Airport. And for the eleventh consecutive year, the airline received a Diamond Award for maintenance training excellence from the Federal Aviation Administration for its Charlotte hub line maintenance facility. For more company information, visit usairways.com. (LCCT)
Forward Looking Statements
Certain of the statements contained or referred to herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” and similar terms used in connection with statements regarding the outlook, expected fuel costs, revenue and pricing environment, and expected financial performance and liquidity position of US Airways Group (the “Company”). Such statements include, but are not limited to, statements about future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the impact of significant operating losses in the future; downturns in economic conditions and their impact on passenger demand and related revenues; increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates; the Company’s high level of fixed obligations and its ability to fund general corporate requirements, obtain additional financing and respond to competitive developments; any failure to comply with the liquidity covenants contained in the Company’s financing arrangements; the impact of the price and availability of fuel and significant disruptions in the supply of aircraft fuel; provisions in the Company’s credit card processing and other commercial agreements that may affect its liquidity; the impact of union disputes, employee strikes and other labor-related disruptions; the Company’s inability to maintain labor costs at competitive levels; the Company’s reliance on third party regional operators or third party service providers; the Company’s reliance on automated systems and the impact of any failure or disruption of these systems; the impact of changes to the Company’s business model; competitive practices in the industry, including the impact of industry consolidation; the loss of key personnel or the Company’s ability to attract and retain qualified personnel; the impact of conflicts overseas or terrorist attacks, and the impact of ongoing security concerns; changes in government legislation and regulation; the Company’s ability to operate and grow its route network; the impact of environmental laws and regulations; costs of ongoing data security compliance requirements and the impact of any data security breach; interruptions or disruptions in service at one or more of the Company’s hub airports; the impact of any accident involving the Company’s aircraft or the aircraft of its regional operators; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; the impact of weather conditions and seasonality of airline travel; the cyclical nature of the airline industry; the impact of possible future increases in insurance costs and disruptions to insurance markets; the impact of global events that affect travel behavior, such as an outbreak of a contagious disease; the impact of foreign currency exchange rate fluctuations; the Company’s ability to use NOLs and certain other tax attributes; and other risks and uncertainties listed from time to time in the Company’s reports to and filings with the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Report on Form 10-K for the year ended December 31, 2009 and in the Company’s other filings with the SEC, which are available at www.usairways.com.
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